UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2004

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 0-16914

Ohio	31-1223339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K DATED MARCH 23, 2004

Item No.		Page
5.	Other Events and Regulation FD Disclosure	3

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Item 5. Other Events and Regulation FD Disclosure

The following table provides additional information regarding fees paid to Deloitte & Touche under the heading Audit Fees in the Report of the Audit Committee of the Board of Directors included in our Definitive Proxy Statement (“Proxy Statement”). The Proxy Statement was filed on March 15, 2004.

	2002	2003
Tax Compliance and Preparation:
Amended returns, claims for refunds and tax payment-planning	$516,460	$1,398,209
Employee benefit plans	13,375	1,600
Other tax-related fees:
Tax consultation and planning	132,475	87,900
Other	115,545	15,800

Total tax fees	$791,320	$1,503,509

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE E.W. SCRIPPS COMPANY

	BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

Dated: March 23, 2004

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